UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2016

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

#950 – 1130 West Pender Street, Vancouver, BC Canada	V6E 4A4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (604) 602-1675

LEXARIA CORP.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 3.02	Unregistered Sales of Equity Securities

On August 31, 2016, Lexaria announced that it has closed the final tranche of the private placement equity financing announced July 5. Lexaria is pleased that the financing was fully subscribed.

This final tranche was for 3,266,666 equity units priced at US$0.06; each equity unit consisting of one common share of Lexaria and one non-transferable share purchase warrant, each warrant entitling the holder to purchase one additional common share of Lexaria for a period of two years from the date of issuance, at a purchase price of US$0.14; in order to raise gross proceeds of US$196,000 (the "Private Placement"). After the issuance of these shares, Lexaria will have 51,288,477 shares issued and outstanding.

All funds raised of US$196,000 will be used to continue deployment and marketing of hemp based food products, for investor relations, and for G&A and general working capital.

The securities issued will be subject to a hold period in Canada of four months and one day, or for any resales into the USA under Rule 144, six months and one day. The Private Placement is subject to normal regulatory approvals.

Placement fees of US$6,000 were paid and 100,000 broker warrants issued in connection with this tranche of the private placement.

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Subsequent to Lexaria’s news release dated August 31, 2016, Lexaria discovered a clerical error in the amount of placement fees paid and broker’s warrants issued and issued a news release on September 2, 2016 rectifying the error. Lexaria has paid placement fees of US$3,000 and issued 50,000 broker warrants in connection with the final tranche of the private placement. All of the other information announced on August 31, 2016 remains the same.

Item 7.01	Regulation FD Disclosure

A copy of the news release dated August 31, 2016 announcing the closing of our financing is filed as Exhibit 99.1 to this current report and is hereby incorporated by reference.

Lexaria subsequently issued a news release on September 2, 2016 amending the details of the placement fees which were originally reported in their news dated August 31, 2016. The amendment was made due to a clerical error. A copy of the subsequent news release is filed as Exhibit 99.2 to this current report and is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits
10.1	Form of subscription agreement for the financing
99.1	Press Release dated August 31, 2016
99.2	Press Release dated September 2, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXARIA BIOSCIENCE CORP.

/s/ Chris Bunka
Chris Bunka
CEO, Principal Executive Officer

Date:     September 2, 2016